Exhibit 10.8
SCHEDULE OF INDEMNIFICATION AGREEMENTS
The Company has entered into indemnification agreements with the following individuals:
•	Mike Brooks

•	J. Patrick Campbell

•	Glenn E. Corlett

•	Michael L. Finn

•	G. Courtney Haning

•	Curtis A. Loveland

•	James E. McDonald

•	Thomas Morrison

•	Harley E. Rouda, Jr.

•	David Sharp

•	James W. Stewart